UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2007

AMISH NATURALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50662	98-0377768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6399 State Route 83, Holmesville, Ohio 44633
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (330) 674-0998

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On October 15, 2007 the company simultaneously announced 2 National Sales Directors, Bill Pardee and Curt Edmondson who joined the Amish Naturals team to focus on the largest nationwide mainline retail grocers and private label/institutional markets in connection with the company’s expanded products including the additional pasta cuts and the Amish Heritage natural line of gourmet sauces, mustards, soups, jams, and BBQ sauces. Bill Pardee has over 23 years of experience in the consumer packaging goods industry and Curt Edmondson has over 10 years of experience in the grocery industry.

On October 5, 2007, the Company terminated the employment of Donald Alarie as vice president of sales and marketing. The termination was mutually agreed upon and Mr. Alarie shall receive severance compensation according to his employment contract and severance agreement. Mr. Alarie’s duties will be assumed by existing employees and newly hired personnel.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2007	AMISH NATURALS, INC. /s/ David C. Skinner, Sr. David C. Skinner, Sr. President and Chief Executive Officer